As filed with the Securities and Exchange Commission on July 2, 2014     Registration No.  333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTOMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-3011702
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

209 Perry Parkway, Suite 7 Gaithersburg, MD	20877
(Address of principal executive offices)	(Zip Code)

Cytomedix, Inc. 2013 Equity Incentive Plan, Inc.

(Full title of the plan)

Steven A. Shallcross

Chief Financial Officer

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(240) 499-2680

(Name, address and telephone number of agent for service)

WITH COPIES TO:

Alec Orudjev, Esq.

Schiff Hardin LLP

901 K Street NW, Suite700, Washington, DC 20001

Tel: (202) 724-6848

Fax: (202) 778-6460

Indicate by check mark whether the registrant is a "large accelerated filer," "an accelerated filer," "a non-accelerated filer," or "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, $.0001 par value	18,000,000 shares	$0.41 per share	$7,380,000	$950.54

(1)           The number of shares being registered represents the aggregate number of shares of common stock of Cytomedix, Inc. (the “Company”) issuable under the Cytomedix, Inc. 2013 Equity Incentive Plan, Inc. (the “2013 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of the Company’s common stock that may be granted under the 2013 Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the bid and asked prices as reported on the OTCQX on June 27, 2014, which was $0.41 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Cytomedix, Inc. 2013 Equity Incentive Plan, Inc. (the “2013 Plan”) in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “1933 Act”). These document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

INFORMATION REQUIRED TO BE IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Registrant filed with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013 filed with the SEC on March 31, 2014;

(b) The Registrant’s Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2014 filed with the SEC on May 15, 2014;

(c) The Registrant’s Current Reports on Form 8-K (excluding any information which is furnished and not filed with the SEC) filed with the SEC on January 6, January 10, April 7, April 11, May 30, June 13 and July 1, 2014, respectively,

(d) The Registrant’s Definitive Proxy Statement (Schedule DEF14A) filed with the SEC on November 12, 2013, and

(e) The description of the Registrant’s common stock set forth in the registration statement on Form 8-A/A filed with the SEC on May 31, 2005 and as subsequently amended.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

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Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who might be a party to an action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article 10 of our Restated Certificate of Incorporation, as amended, provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

Further, Article VIII of our Restated Bylaws provides generally that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cytomedix) by reason of the fact that he is or was a director, officer, employee or agent of Cytomedix, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To the extent that a director, officer, employee or agent of Cytomedix has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The indemnification and advancement of expenses provided by, or granted pursuant to, our Restated Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Furthermore, our Restated Bylaws provide that we have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Cytomedix, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the Restated Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

4.1	Restated Certificate of Incorporation of Cytomedix, Inc. (previously filed on November 7, 2002, as exhibit to Form 10-QSB for quarter ended June 30, 2001 and incorporated by reference herein).
4.2	Amendment to Restated Certificate of Incorporation of Cytomedix, Inc. (previously filed on November 15, 2004, as exhibit to Form 10-QSB for quarter ended September 30, 2004 and incorporated by reference herein).

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4.3	Certificate of Amendment to the Certificate of Incorporation (previously filed on July 1, 2010 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
4.4	Restated Bylaws of Cytomedix, Inc. (previously filed on November 7, 2002, as exhibit to Form 10-QSB for quarter ended June 30, 2001, and incorporated by reference herein).
4.5	Cytomedix, Inc. 2013 Equity Incentive Plan (previously filed in the Company’s DEF14A Definitive Proxy Statement (Schedule 14A) on November 12, 2013 and incorporated by reference herein).
5.1	Opinion of Schiff Hardin LLP*
23.1	Consent of Stegman & Company*
23.2	Consent of Schiff Hardin LLP (included in Exhibit 5 hereof)
24.1	Power of Attorney (included on the signature page).

* Filed herewith.

 Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on July 2, 2014.

Cytomedix, Inc.

By:	/s/	Martin P. Rosendale
Martin P. Rosendale
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin P. Rosendale and Steven A. Shallcross, each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his name and on his behalf, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/	Martin P. Rosendale	Date: July 2, 2014.
Martin P. Rosendale, Chief Executive Officer and Director

/s/	Steven Shallcross	Date: July 2, 2014.
Steven A. Shallcross, Chief Financial Officer

/s/	David E. Jorden	Date: July 2, 2014.
David E. Jorden, Executive Director

/s/	Stephen N. Keith	Date: July 2, 2014.
Stephen N. Keith, Director

/s/	Mark T. McLoughlin	Date: July 2, 2014.
Mark T. McLoughlin, Director

/s/	Richard Kent	Date: July 2, 2014.
Richard Kent, Director

/s/	Joseph Del Guercio	Date: July 2, 2014.
Joseph Del Guercio, Director

/s/	Lyle Hohnke	Date: July 2, 2014.
Lyle Hohnke, Director

/s/	Eric Winzer	Date: July 2, 2014.
Eric Winzer, Director

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